UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20546

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

U.S. RESTAURANT PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	75-2687420
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12240 Inwood Road, Suite 300 Dallas, Texas	75244
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to general Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-119116

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.5% Series C Redeemable Convertible Preferred Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The information set forth under the heading “Description of U.S. Restaurant Properties Capital Stock – Description of Preferred Stock – Description of Series C Preferred Stock” in the prospectus that is part of the Registration Statement on Form S-4 originally filed by the Registrant on September 20, 2004, as amended (Registration No. 333-119116), is hereby incorporated by reference.

Item 2.	Exhibits

Exhibit No.	Description

3.1	Restated Articles of Incorporation of U.S. Restaurant Properties, Inc. (incorporated by reference to Exhibit 3.1 to U.S. Restaurant Properties, Inc.’s Quarterly Report on Form 10-Q (No. 1-13089) for the fiscal quarter ended March 31, 2003).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the fiscal quarter ended March 31, 2003).

4.1	Articles of Supplementary Establishing and Fixing The Rights and Preferences of 7.5% Series C Redeemable Convertible Preferred Stock (filed herewith).

4.2	Specimen Certificate of 7.5% Series C Redeemable Convertible Preferred Stock.*

*	To be filed by amendment

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 22, 2005	U.S. RESTAURANT PROPERTIES, INC.

	By:	/s/ Stacy M. Riffe
Stacy M. Riffe
Chief Financial Officer and Secretary